EX-23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-222210) of WillScot Corporation,

(2) Registration Statement (Form S-3 No. 333-223715) of WillScot Corporation,

(3) Registration Statement (Form S-3 No. 333-227480) of WillScot Corporation,

(4) Registration Statement (Form S-3 No. 333-229339) of WillScot Corporation, and

(5) Registration Statement (Form S-8 No. 333-222870) pertaining to the Employees' Savings Plan of
 WillScot Corporation;

of our report dated March 15, 2019, with respect to the consolidated financial statements of WillScot Corporation included in this Annual Report (Form 10-K) of WillScot Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 15, 2019